EXHIBIT 99.1

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: May 27, 2008	Hiland Holdings GP, LP

	By:	Hiland Partners GP Holdings, LLC,
its general partner

	By:	/s/ Matthew S. Harrison
	Name:	Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President-Finance and Secretary

Hiland Partners GP Holdings, LLC

	By:	/s/ Matthew S. Harrison
	Name:	Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President-Finance and Secretary

HH GP Holding, LLC

	By:	/s/ Harold Hamm
	Name:	Harold Hamm
	Title:	Sole Member

	By:	/s/ Harold Hamm
	Name:	Harold Hamm